UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2019

Conagra Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7275	47-0248710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Merchandise Mart Plaza, Suite 1300 Chicago, Illinois		60654
(Address of principal executive offices)		(Zip Code)

(312) 549-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2019 (the “Date of Grant”), the Human Resources Committee (the “HR Committee”) of the Board of Directors (the “Board”) of Conagra Brands, Inc. (the “Company”) approved grants of performance-based restricted stock unit awards (the “PBRSU Awards”) to the Company’s named executive officers and a limited group of other senior officers of the Company. The PBRSU Awards are designed to align stockholder and management interests and reward management for delivering, over the next three years, strong absolute total shareholder return and strong relative total shareholder return.

The following summary of the PBRSU Awards is qualified in its entirety by reference to the full text of the two award agreements for the PBRSU Awards, copies of which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

The PBRSU Awards are an opportunity to earn a multiple of the granted number of performance-based restricted stock units (“PBRSUs”) based on the Company’s absolute total shareholder return performance (“TSR”) over a performance period running from the Date of Grant until May 27, 2022 (the “Performance Period”), the last trading day of the Company’s fiscal year 2022, and the Company’s relative TSR for the Performance Period versus the median of the S&P 500 Index (“RTSR”). Awards are earned as follows:

•	First, the Company’s absolute TSR for the Performance Period will be determined as follows:

•	No PBRSUs will be earned if the Company’s annualized TSR is not at least 12.20% for the Performance Period.

•	100% of the granted PBRSUs will be earned for Company annualized TSR of 12.20% for the Performance Period.

•

Subject to a maximum value cap (as described below) for the PBRSU Award, 400% of the granted PBRSUs will be earned for annualized TSR at or above 23.86%. Straight-line interpolation will be used to determine the number of PBRSUs earned for Company annualized TSR between 12.20% and 23.86%.

•

If PBRSUs are earned based on absolute TSR as described above, they become eligible for an upward adjustment based on RTSR. The upward adjustment is equal to 25% of the initially earned PBRSU Award. In addition:

•	No upward adjustment will occur if the Company’s annualized TSR for the Performance Period is not at least 15.79%.

•

If the Company’s annualized TSR for the Performance Period is at least 15.79% and the Company’s annualized TSR for the Performance Period exceeds that of the median of the S&P 500 Index, the earned PBRSU Award will be increased by 25%. Subject to a maximum value cap (as described below), the earned PBRSU Award may reach, but not exceed, 500% of the granted value.

TSR and RTSR will generally be determined assuming reinvestment of dividends in additional shares of stock from the beginning of the Performance Period through the end of the Performance Period and using 20-day average closing stock prices before and at the end of the Performance Period.

The PBRSU Award will pay out at zero if Company performance fails to reach the hurdles noted above. Notwithstanding the maximum percentages noted above, in no event may the award pay out at a value greater than 8.6 times the grant value of each grantee’s PBRSU Award (the maximum value cap).

The grant values for the PBRSU Awards for the Company’s named executive officers are: Mr. Connolly, $2,500,000; and each of Messrs. Marberger, McGough and Serrao and Ms. Batcheler, $400,000. These award values have been translated into a number of granted PBRSUs based on the average closing price of the Company’s common stock on the New York Stock Exchange for the 20 trading days ending April 12, 2019, the last trading day prior to the Date of Grant.

In consideration for the granting of the PBRSU Awards, each grantee must agree to a non-competition covenant. The non-competition covenant limits each grantee’s ability to become employed by a food company that materially competes with the Company and has annual revenue over $1 billion until the earlier of the first anniversary of either the vesting of the PBRSU Award or the grantee’s termination of employment.

Additional features of the PBRSU Awards follow.

Earned PBRSUs, plus any earned dividend equivalents (but subject to the maximum value cap), will generally pay out in shares of Company common stock if the grantee remains employed by the Company or a subsidiary for the entire Performance Period, once performance is certified by the HR Committee.

The PBRSU Awards are subject to alternative vesting conditions in the event of the participant’s death (at the granted PBRSU level), disability (pro-rated at the granted PBRSU level), involuntary termination of employment by the Company (pro-rated based on actual performance), early retirement (pro-rated based on actual performance) or normal retirement (based on actual performance), as further specified in the award agreement for the PBRSU Awards. In addition, in the event of a change of control of the Company during the Performance Period, a cash value will be determined for each PBRSU Award based on the greater of actual performance prior to the change of control and the granted PBRSU level. This cash value will then be earned by the grantee in line with the Performance Period or earlier upon certain qualifying terminations of employment, as further specified in the award agreement for the PBRSU Awards.

The PBRSU Awards are not subject to discretionary reduction in payout amount by the HR Committee.

The PBRSU Awards are subject to the Company’s clawback policy.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form Performance-Based Restricted Stock Units Agreement (for non-CEO participants)

10.2	Form CEO Performance-Based Restricted Stock Units Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONAGRA BRANDS, INC.

Date: April 16, 2019	By:	/s/ Colleen Batcheler
	Name:	Colleen Batcheler
	Title:	Executive Vice President, General
Counsel and Corporate Secretary